LIBERTY ALL-STAR EQUITY FUND
                            FUND MANAGEMENT AGREEMENT

FUND MANAGEMENT AGREEMENT dated December 18, 2006, between Liberty All-Star Equity Fund, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and ALPS Advisers, Inc., a corporation organized under the laws of the State of Colorado ("Manager").

WHEREAS the Trust will operate as a closed-end investment company registered under the Investment Company Act of 1940 ("Investment Company Act") for the purpose of investing and reinvesting its assets in securities pursuant to the investment objectives, policies and restrictions set forth in its Declaration of Trust and By-Laws, as amended from time to time, and its registration statement on Form N-2 under the Investment Company Act and the Securities Act of 1933 (the "Registration Statement"), all as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of the Manager and to have the Manager provide or perform for it various administrative, management and other services; and

WHEREAS the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and desires to provide services to the Trust in consideration of and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Trust and the Manager agree as follows:

1. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the Trust's assets in the manner set forth in
Section 2(A) of this  Agreement  and to provide the other  services set forth in
Section 2 of this Agreement, subject to the direction of the Board of Trustees and the officers of the Trust, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. OBLIGATION OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

A.     Investment Management Services.

(1) The Manager shall have overall supervisory responsibility for the general management and investment of the Trust's assets and securities portfolio subject to and in accordance with the investment objectives, policies and restrictions of the Trust, and any directions which the Trust's Trustees may issue to the Manager from time to time.

(2) The Manager shall provide overall investment programs and strategies for the Trust, shall revise such programs as necessary and shall monitor and report periodically to the Trustees concerning the implementation of the programs.

(3) The Trust and the Manager intend to appoint one or more persons or companies ("Portfolio Managers"), each such Portfolio Manager to have full investment discretion and to make all determinations with respect to the investment and reinvestment of the portion of the Trust's assets assigned to that Portfolio Manager and the purchase and sale of portfolio
       securities  with  those  assets,   all  within  the  Trust's   investment
       objectives, policies and restrictions, and the Trust will take such steps as may be necessary to implement such appointments. The Manager shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for the portfolio of the Trust. The Manager shall advise the Trustees of the Trust which Portfolio Managers the Manager believes are best suited to invest the
       assets  of  the  Trust;   shall  monitor  and  evaluate  the   investment
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       performance  of each  Portfolio  Manager  employed  by the  Trust;  shall allocate and reallocate the portion of the Trust's assets to be managed by each Portfolio Manager; shall recommend changes of or additional
       Portfolio  Managers  when  deemed  appropriate  by  the  Manager;   shall
       coordinate and monitor the investment activities of the Portfolio Managers to ensure compliance with the Trust's investment objectives, policies and restrictions and applicable laws, including the Investment Company Act and the Internal Revenue Code of 1986, as amended; shall have full investment discretion to make all determinations with respect to the investment of the Trust's assets not then managed by a Portfolio Manager; and shall implement procedures reasonably designed to ensure that the
       Portfolio  Managers  comply  with  the  Trust's  investment   objectives,
       policies and restrictions.

(4) The Manager shall render regular reports to the Trust, at regular meetings of the Trustees, of, among other things, the decisions that it has made with respect to the allocation of the Trust's assets among Portfolio Managers.

(5) The Manager shall comply - and to the extent the Manager takes or is required to take action on behalf of the Trust hereunder shall cause the Trust to comply - with all applicable requirements of the Investment
       Company Act and other applicable laws, rules, regulations, orders and codes of ethics, as well as all investment objectives, policies, restrictions and procedures adopted by the Trust and the Trust's registration statement on Form N-2, Declaration of Trust and By-laws.

B.     Provision  of  Information   Necessary  for   Preparation  of  Securities
       Registration Statements, Amendments and Other Materials.

The  Manager  will  make  available  and  provide   financial,   accounting  and
statistical information concerning the Manager required by the Trust in the preparation of registration statements, reports and other documents required by Federal and state securities laws, and such other information as the Trust may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the distribution of the Trust's shares.

C.     Other Obligations and Services.

(l) The Manager will make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

(2) The Manager will adopt a written code of ethics complying with the requirements of Rule 204A-1 under the Advisers Act and of Rule 17j-1 under the Investment Company Act, and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five
       (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, or at any other time required by the Board of Trustees, the President or a Vice President or other officer of the Manager shall certify to the Trust that the Manager has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Manager's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Manager shall permit the Trust, its employees or its agents to examine the reports required to be made by the Manager by Rule 17j-1(c)(2)(ii).

(3) The Manager will maintain and implement compliance policies and procedures that are reasonably designed to ensure its compliance with Rule 206(4)-7 of the Advisers Act and to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the Investment Company Act). The Manager also will provide the Trust's Chief Compliance Officer with periodic reports regarding the Manager's compliance with the Federal Securities Laws and the Manager's compliance policies and procedures, which may include, from time to time, a copy and/or summary of such compliance policies and procedures, and a report of the annual review determining the effectiveness of such compliance policies and procedures.

(4) The Manager (or upon written request of the Manager, one or more Portfolio Managers) will vote all proxies solicited by or with respect to

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       the issuers of  securities  in which  assets of the Trust may be invested from time to time in accordance with such policies as shall be determined by the Manager, and reviewed and approved by the Board of Trustees.

3. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Portfolio Managers, subject to and in accordance with any directions the Trust may issue from time to time, shall place, in the name of the Trust, orders for the execution of the Trust's portfolio transactions. When placing such orders, the obligation of each Portfolio Manager shall be as provided in the applicable Portfolio Management Agreement. The Manager will oversee the placement of orders by Portfolio Managers in accordance with their respective Portfolio Management Agreements and will render regular reports to the Trust of the total brokerage business placed on behalf of the Trust by the Portfolio Managers and the manner in which such brokerage business has been allocated.

The Trust hereby agrees that any entity or person associated with the Manager that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust to the extent and as permitted by Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the 1934 Act, cause the Trust to pay a broker or dealer that provides brokerage or research services to the Manager, the Portfolio Manager or the Trust an amount of commission for effecting a Trust transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Manager's overall responsibilities to the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

4. EXPENSES OF THE TRUST. It is understood that the Trust will pay all its expenses other than those expressly assumed by the Manager, which expenses payable by the Trust shall include:

A.     Fees of the Manager;

B.     Expenses of all audits by independent public accountants;

C. Expenses of administrator, transfer agent, pricing services, bookkeeping services, registrar, dividend disbursing agent and shareholder record keeping services (including reasonable fees and expenses payable to the Manager, or an affiliate of the Manager, for such services);

D.     Expenses of custodial services;

E. Expenses of obtaining quotations for calculating the value of the Trust's net assets;

F. Salaries and other compensation of any of its executive officers and employees who are not officers, directors, stockholders or employees of the Manager or any of its affiliates;

G. Taxes levied against the Trust and the expenses of preparing tax returns and reports;

H. Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

I. Expenses associated with any offering (subject to any written agreement by the Manager or an affiliate of the Manager to reimburse any portion of such expenses);

J.     Costs, including the interest expense, of borrowing money;

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K.     Costs  and/or fees  incident to Trustee and  shareholder  meetings of the
       Trust, the preparation and mailings of proxy material, prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's legal existence,
       membership   dues  and  fees  of  investment   company   industry   trade
       associations, the listing (and maintenance of such listing) of the Trust's shares on stock exchanges, and the registration of shares with Federal and state securities authorities;

L. Legal fees and expenses (including reasonable fees for legal services rendered by the Manager or its affiliates), including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

M. Costs of printing stock certificates representing shares of the Trust, if any;

N. Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates;

O. Fees for the fidelity bond required by Section 17(g) of the Investment Company Act, or other insurance premiums; and

P. Fees payable to Federal and state authorities in connection with the registration of the Trust's shares.

Q. Nonrecurring and extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made.

5.     ACTIVITIES AND AFFILIATES OF THE MANAGER.

A. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Trust's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Trust more favorable or preferential treatment vis-a-vis its other clients.

B. Subject to, and in accordance with, the Declaration of Trust and By-Laws of the Trust and to Section 10(a) of the Investment Company Act, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the Investment Company Act.

6. FEES FOR SERVICES: Compensation of Manager and Portfolio Managers. The compensation of the Manager for its services under this Agreement shall be calculated and paid by the Trust in accordance with the attached Exhibit A. The Manager will compensate the Portfolio Managers as provided in the Portfolio Management Agreement entered into with the Portfolio Managers from time to time.

7.     LIABILITIES OF THE MANAGER.

A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

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8.     RENEWAL AND TERMINATION.

A. This Agreement shall continue in effect for two years from the date of this Agreement and shall continue from year to year thereafter provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a majority of the outstanding voting securities of the Trust (as defined in the Investment Company
       Act), provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the Rules and Regulations thereunder.

B.     This Agreement:

(a) may at any time be terminated without the payment of any penalty either by vote of the Trustees of the Trust, including a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Manager;

(b) shall immediately terminate in the event of its assignment (as that term is defined in the Investment Company Act); and

(c) may be terminated by the Manager on sixty (60) days' written notice to the Trust.

C. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.

9. NO PERSONAL LIABILITY. Reference is hereby made to the Declaration of Trust dated August 20, 1986 establishing the Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name Liberty All-Star Equity Fund refers to the Board of Trustees under said Declaration of Trust, and not to the Trustees personally, and no Trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability hereunder or in connection with the affairs of the Trust, but only the trust estate under said Declaration of Trust is liable under this Agreement. Without limiting the generality of the foregoing, neither the Manager nor any of its officers, directors, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust, whether such liability now exists or is hereafter incurred for claims against the trust estate, but shall look for payment solely to said trust estate, or the assets of such successor of the Trust.

10. USE OF NAME. The Trust may use the name "Liberty All-Star," "All-Star," or a similar name only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser. If this Agreement is no longer in effect, the Trust (to the extent it lawfully can) will cease to use such name or any other name indicating that it is advised by or otherwise connected with the Manager. The Trust acknowledges that the Manager may grant the non-exclusive right to use the name "Liberty All-Star" or "All-Star" to any other corporation or entity, including but not limited to any investment company of which the Manager or any subsidiary or affiliate thereof or any successor to the business or any thereof shall be an investment adviser.

11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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12.    GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered,
construed  and  enforced   according  to  the  laws  of  the   Commonwealth   of
Massachusetts.

13. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust to take any action contrary to this Agreement and its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

14. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties.

15. HEADINGS. The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

16. FORCE MAJEURE. The Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

17. RECORDS. The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein, provided that the Manager may retain copies of any such records that are required by law. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable Federal or state regulatory authorities.

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IN WITNESS WHEREOF, the parties hereto have caused this Fund Management
Agreement to be executed, as of the day and year first written above.

                                             LIBERTY ALL-STAR EQUITY FUND


                                             By: /s/ William J. Parmentier, Jr.
                                             Name: William J. Parmentier, Jr.
                                             Title: President


                                             ALPS ADVISERS, INC.



                                             By: /s/ Edmund J. Burke
                                             Name: Edmund J. Burke
                                             Title: President

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                                    EXHIBIT A
                                   MANAGER FEE


For the investment management services provided to the Trust pursuant to Section 2(A) of this Agreement, the Trust will pay to the Manager, on or before the 10th day of each calendar month, a fee calculated and accrued daily and payable monthly by the Fund for the previous calendar month at the annual rate of: 0.80% of the first $400 million of average daily net assets; 0.72% of average daily net assets exceeding $400 million up to and including $800 million; 0.648% of average daily net assets exceeding $800 million up to and including $1.2 billion; and 0.584% of average daily net assets exceeding $1.2 billion.

Pursuant to Section 6 of this Agreement, the Manager will pay to each Portfolio Manager, on or before the 10th day of each calendar month, a fee calculated and accrued daily and payable monthly by the Manager for the previous calendar month at the annual rate of: 0.40% of the amount obtained by multiplying the Portfolio Manager's Percentage (as hereinafter defined) times the Average Total Fund Net Assets (as hereinafter defined) up to $400 million; 0.36% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $400 million up to and including $800 million; 0.324% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $800 million up to and including $1.2 billion; and 0.292% of the amount obtained by multiplying the Portfolio Manager's Percentage times the Average Total Fund Net Assets exceeding $1.2 billion.

"Portfolio Manager's Percentage" means the percentage obtained by dividing (i) the average daily net asset values of the portion of the portfolio assets of the Trust assigned to that Portfolio Manager during the preceding calendar month by
(ii) the Average Total Fund Net Assets.

"Average Total Fund Net Assets" means the average daily net asset values of the Trust as a whole during the preceding calendar month.

The fees shall be pro rated for any month during which this Agreement is in effect for only a portion of the month.